                                                                   Exhibit 14(b)


            Consent of Independent Registered Public Accounting Firm


The Board of Trustees of The MainStay Funds:

We consent to the use of our report dated December 28, 2004, with respect to the financial statements of the MainStay Blue Chip Growth Fund, one of the portfolios constituting The MainStay Funds, (the "Fund"), incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus and under the heading "4.1.(i) Representations and Warranties" in Exhibit A. to this Registration Statement on Form N-14.


/s/ KPMG LLP

Philadelphia, Pennsylvania
April 26, 2005